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                                                                  Exhibit 2.7(f)


                          Charter Communications, Inc.
                            12444 Powerscourt Drive
                           St. Louis, Missouri 63131

                                 June 30, 1999


R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, Colorado 80209
Attention: Kevin B. Allen

      Re: RAP Indemnity Agreement dated April 26, 1999 among InterLink Communications Partners, LLP, Charter Communications, Inc., and the Sellers and InterLink Partners listed on the signature pages thereto.

Gentlemen:

            This is to confirm our prior understanding regarding the assignment by Charter Communications, Inc. ("CCI") of its rights and obligations under the above-referenced RAP Indemnity Agreement (the "Agreement") to Charter Communications Operating, LLC ("CCO"), an indirect subsidiary of CCI controlled by Paul G. Allen. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

            Pursuant to Section 3.1 of the Agreement, CCI, as the Buyer, hereby assigns the Agreement, and all of its rights and obligations thereunder, to CCO; provided, however, that CCI shall (with CCO) be and remain liable to Sellers for the performance and fulfillment of the covenants, duties and obligations of the Buyer under the Agreement. CCO, by its acknowledgment below, accepts the aforementioned assignment and agrees to perform all of the obligations of Buyer under the Agreement.

            Pleas confirm your acknowledgment of this assignment as Sellers Representative in the space provided below and return a copy of the acknowledged letter to CCI.
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                                   Sincerely,


                                   CHARTER COMMUNICATIONS, INC.

                                   By:    _______________________________
                                   Name:  Curtis S. Shaw
                                   Title: Senior Vice President

ACCEPTED AND AGREED:

CHARTER COMMUNICATIONS OPERATING, LLC

By:    _______________________________
Name:  Curtis S. Shaw
Title:


R&A MANAGEMENT, LLC (on behalf of Sellers and InterLink Partners):

By:  Rifkin & Associates, Inc., its Manager

By:  _________________________________
     Kevin B. Allen, Chief Executive Officer

INTERLINK COMMUNICATIONS PARTNERS, LLP

By:  Rifkin, Co., its General Partner

By:  __________________________________
     Kevin B. Allen, Vice President



cc:  Stuart G. Rifkin, Esq.
     Kevin Finch, Esq.